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                                                                    Exhibit 23.5

                         REPORT OF INDEPENDENT AUDITORS



VF Corporation Pension Plan Committee
VF Corporation Tax-Advantaged Plan
 for Salaried Employees

We have audited the accompanying statement of net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of December 31, 1994, and the related statement of changes in net assets available for benefits for each of the two years in the period then ended. These financial statements are the responsibility of the Plan's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees at December 31, 1994 and the changes in its net assets available for benefits for each of the two years in the period then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The Fund Information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and changes in net assets available for benefits of each fund. The Fund Information has been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.

/s/ Ernst & Young LLP

Reading, Pennsylvania
March 10, 1995